EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 7 to the registration statement on Form S-1 of NEXX Systems, Inc. of our report dated April 29, 2011, except for the second and third paragraphs of Note 10, as to which the date is June 15, 2011, relating to our audits of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Boston, Massachusetts

June 22, 2011